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                                                                    EXHIBIT 3(b)



                           AMENDED AND RESTATED BYLAWS

                                       OF

                          FIRSTWAVE TECHNOLOGIES, INC.


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                           AMENDED AND RESTATED BYLAWS

                                       OF

                          FIRSTWAVE TECHNOLOGIES, INC.


                                   ARTICLE 1

                                    OFFICES

     1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

     1.2 Principal Office. The principal office of the Corporation shall be at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339 or at such other location as may be designated in the Corporation's annual registration with the Secretary of State of Georgia.

     1.3 Other Offices. In addition to its registered office and principal office, the Corporation may have offices at such other place or places, within or without the State of Georgia, as the business of the Corporation may require or make desirable.


                                    ARTICLE 2

                             SHAREHOLDERS' MEETINGS

     2.1 Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice of the meeting. If the notice of the meeting does not specify a place, such meeting shall be held at the principal office of the Corporation.

     2.2 Annual Meetings. The Corporation shall hold an annual meeting of its shareholders for the election of directors and the transaction of general business on the fourth Tuesday in April of each year at a time and place designated by the Board of Directors or at such other time and date as the Board of Directors may designate. If the date fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.

     2.3 Special Meetings. Special meetings of the shareholders of any class or series or of all classes or series of the Corporation's shares may be called at any time by the Board of Directors, the Chairman of the Board or President. If the Corporation has one hundred (100) or


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fewer shareholders of record, a special meeting of the shareholders of any class or series or of all classes or series of the Corporation's shares shall be called by the Corporation upon the written demand of the holders of twenty-five percent (25%) of all the votes entitled to be cast on any issue or issues to be considered at such special meeting. Except as otherwise provided in the Georgia Business Corporation Code (the "Code") or the Articles of Incorporation, if the Corporation has more than one hundred (100) shareholders of record, the shareholders shall not have the right to call special meetings of the shareholders. The business that may be transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such special meeting given in accordance with Section 2.4 of these Bylaws (including such related or incidental matters as may be necessary or appropriate to give effect to the purpose or purposes so stated).

     2.4 Notice of Meetings. Unless waived in accordance with Section 2.5, the Corporation shall give written notice in accordance with Section 9.5 of the date, time and place of each annual and special shareholders' meeting, no fewer than ten (10) days nor more than sixty (60) days before the meeting date, to each shareholder of record entitled to vote at such meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless otherwise required by these Bylaws. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. If an annual or special shareholders' meeting is adjourned to a different date, time or place, the Corporation shall give notice of the new date, time or place of such meeting, unless a quorum was present and such information regarding the adjournment was announced at the meeting before adjournment thereof; provided, however, that if a new record date is or must be fixed in accordance with Section 8.5, notice of the adjourned meeting shall in any event be given by the Corporation to persons who are shareholders as of the new record date.

     2.5 Waiver of Notice. A shareholder may waive any notice required by the Code, the Articles of Incorporation or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivery to the Corporation of a written waiver of such notice signed by the shareholder entitled to such notice. In addition, a shareholder's attendance at a meeting shall be (i) a waiver of objection to lack of notice or defective notice of such meeting unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the -meeting, and (ii) a waiver of objection to consideration of a particular matter at such meeting that is not within the purpose or purposes stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the business transacted nor the purpose of the meeting need be specified in any waiver.

     2.6 Voting Group; Quorum; Vote Required to Act.

          (a) Unless otherwise required by the Code or the Articles of Incorporation, all classes or series of the Corporation's shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a "Voting Group"). If the Articles of Incorporation or the Code requires voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each of those Voting Groups


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     counted separately. At all meetings of shareholders, each Voting Group that is entitled to vote on a matter may take action on such matter only if a quorum of such Voting Group exists at such meeting. Unless the Articles of Incorporation, these Bylaws, or the Code otherwise provides, the presence (in person or by proxy) of a majority of the votes entitled to be cast on a matter by a Voting Group constitutes a quorum of that Voting Group with regard to that matter. Once a share is represented at any meeting other than solely to object to holding the meeting or transacting business at the meeting, such share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date is or must be set pursuant to Section 8.5 of these Bylaws for such adjourned meeting.

          (b) If a quorum exists, action on a matter by a Voting Group is approved if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, except in the case of election of directors by plurality (see Section 3.2), and unless the Articles of Incorporation, a provision of these Bylaws that has been adopted pursuant to Section 14-2-1021 of the Code (or any successor to such provision), or the Code requires a greater number of affirmative votes.

     2.7 Voting of Shares. Unless otherwise required by the Code, the Articles of Incorporation or any Articles of Amendment filed with the Secretary of State designating the preferences, limitations, and relative rights of any class or series of shares, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote at a meeting of shareholders.

     2.8 Proxies. A shareholder entitled to vote on a matter may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes and shall be valid for eleven (11) months from the date of its receipt by the Secretary or other officer or agent of the Corporation authorized to tabulate votes, unless a longer period is expressly stated therein. Every proxy shall be revocable at the pleasure of the shareholder executing it or such shareholder's personal representative, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest as required by ss. 14-2-722 of the Code.

     2.9 Presiding Officer. Except as otherwise provided in this Section 2.9, the Chairman of the Board shall preside at every shareholders' meeting as its chairman. If the Chairman of the Board is not present and willing to serve as the chairman of the meeting, then the President shall serve as the chairman of the meeting. If neither the Chairman of the Board nor the President is present and willing to serve as chairman of the meeting, and neither has designated another person who is present and willing to so serve, then a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no directors of the Corporation are present at such meeting or no majority of the directors can be established, a chairman of the meeting shall be selected by a majority vote of the shares present at the meeting and entitled to vote in an election of directors. The chairman of the meeting shall appoint such persons as he or she deems appropriate to assist with the meeting.


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     2.10 Adjournments. Any meeting of the shareholders (including an adjourned meeting) may be adjourned by an affirmative vote of the holders of a majority of the voting shares represented at the meeting, regardless of whether a quorum is then present, to reconvene at a specific time and place. At any such reconvened meeting, only such business may be transacted as could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting and such notice specifies the additional purpose or purposes for which the meeting is called.

     2.11 Conduct of the Meeting. At any meeting of shareholders, the chairman of such meeting shall be entitled to establish the rules of order that shall govern the conduct of business at the meeting.

     2.12 Action of Shareholders Without a Meeting. Any action which may be or is required to be taken at a meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. The action must be evidenced by a written consent describing the action taken which has been signed by each shareholder entitled to vote on the action and must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     2.13 Matters Considered at Annual Meeting. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before such meeting (i) by or at the direction of the Board of Directors prior to the meeting, (ii) by or at the direction of the Chairman of the Board or the President if present at the meeting, or (iii) by any shareholder of the Corporation who is entitled to vote with respect thereto.

     2.14 Nominations and Proposals By Shareholders.

          (a) Annual Meetings Of Shareholders.

               (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 2.14(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.14(a).

               (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.14, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by shareholders. To be timely, a


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          shareholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth
          (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and
          (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph
          (a)(2) of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.


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          (b) Special Meetings Of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected
     (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who is a shareholder of record both at the time of giving of notice provided for in this Section 2.14(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
     Section 2.14(b). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the shareholder's notice containing the information required by paragraph (a)(2) of this Section 2.14 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

          (c) General.

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.14, to declare that such nomination or proposal shall be disregarded.

               (2) For purposes of this Section 2.14, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable requirements of state law and


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          of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this
          Section 2.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                    ARTICLE 3

                             THE BOARD OF DIRECTORS

     3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

     3.2 Number, Election and Term of Office.

          (a) The number of directors of the Corporation shall be that number as may be fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation of the Corporation. Any change in the number of directors shall not affect the tenure of office of any director. Directors shall be elected each year at the annual meeting of shareholders and each director shall serve for a term of one (1) year unless the Articles of Incorporation specify that the terms shall be staggered, in which case each director shall serve for a term of three years or as otherwise set forth in the Articles of Incorporation.

          (b) Each director shall serve until his or her successor shall be elected and qualified. Directors shall be eligible for election without limitation on the number of terms they may serve. Elections of directors need not be by ballot unless a shareholder demands election by ballot before the voting begins.

     3.3 Removal of Directors. The entire Board of Directors or any individual director may be removed only as provided in the Articles of Incorporation.

     3.4 Vacancies. A vacancy or vacancies in the Board of Directors resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining directors though less than a quorum, or by the sole remaining director at any regular or special meeting of the Board of Directors. Except as otherwise provided by the Articles of Incorporation or the Code, any director so elected by the Board of Directors shall serve until the next annual meeting of the shareholders at which directors of the class in which such director serves are to be elected and until the election and qualification of his or her successor or until his or her earlier death, resignation or removal as provided in the Articles of Incorporation.


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     3.5 Compensation. The Board of Directors, by the affirmative vote of two-thirds of the directors then in office and irrespective of any personal interest of any director, shall have the authority to fix the reasonable compensation, including fees and reimbursement of out-of-pocket expenses, of directors for service to the Corporation. A director may also serve the Corporation in a capacity other than that of director and receive compensation for services rendered in such other capacity.

     3.6 Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate an executive committee, consisting of two or more directors, and other committees, consisting of two or more directors, and may delegate to such committee or committees such authority of the Board of Directors that it deems desirable. Only the specific delegation of the Board of Directors shall be effective to give a committee the authority to adopt, amend or repeal the Bylaws, to submit to shareholders any action that needs shareholder authorization under applicable law, to fill vacancies in the Board of Directors or in any committee, or to declare dividends or make other corporate distributions. The committee or committees shall report any action taken to the meeting of the Board of Directors next following the taking of such action, unless the Board of Directors requires otherwise. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of the committee. Each such committee, and each member of each such committee, shall serve at the pleasure of the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not relieve any director of any responsibility imposed by law. So far as applicable, the provisions of law relating to the conduct of meetings of the Board of Directors shall govern meetings of the executive and other committees.

     3.7 Qualification of Directors. No person elected to serve as a director of the Corporation shall assume such office and commence such service unless and until such person shall be duly qualified, as determined by reference to the Code and the Articles of Incorporation.


                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

     4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of shareholders. In addition, the Board of Directors may schedule and hold regular meetings at other times.

     4.2 Special Meetings. Special meetings of the Board of Directors may be called on not less than two (2) days notice by or at the request of the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President upon the written request of a majority of the directors in office at that time.


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     4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish.

     4.4 Notice of Meetings. No notice is required for any regular meeting of the Board of Directors. Unless waived in accordance with Section 4.10, the Corporation shall give not less than two (2) day's notice to each director of the date, time and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

     4.5 Quorum. At meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.

     4.6 Vote Required for Action.

          (a) If a quorum is present when the vote is taken, the vote of a majority of the directors present and voting at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles of Incorporation or these Bylaws.

          (b) A director who is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken is deemed to have assented to the action taken unless:

               (1) Such director objects at the beginning of the meeting (or promptly upon such director's arrival) to holding it or transacting business at the meeting;

               (2) Such director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

               (3) Such director delivers written notice of such director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

     The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     4.7 Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may simultaneously hear each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting.

     4.8 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if one or more written consents, describing the action taken, are signed by the number of directors that would


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be necessary to authorize or take such action at a meeting attended by all of the members of the Board. Such consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a vote of the Board of Directors at a duly convened meeting.

     4.9 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

     4.10 Waiver of Notice. A director may waive any notice required by the Code, the Articles of Incorporation or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by such director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to the transacting of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                                   ARTICLE 5

                                    OFFICERS

     5.1 Offices. The officers of the Corporation shall consist of the Chairman of the Board, the President, the Secretary and the Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific officers to appoint, the officers who shall hold such other offices, including one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board and the President may appoint jointly one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

     5.2 Term. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by an officer pursuant to Section 5. 1, at the pleasure of the Board of Directors or any senior officer authorized to have appointed such officer) until his or her death, resignation or removal, or until his or her replacement is elected or appointed.


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     5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors. Officers may serve without compensation.

     5.4 Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed such officer. Removal will be without prejudice to the contract rights, if any, of the person so removed.

     5.5 Duties of Officers. The duties and powers of the officers of the Corporation are as follows and as hereinafter set by resolution of the Board of Directors.

          (a) Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall act as liaison from and as spokesman for the Board. He shall participate in the long-range planning for the Corporation. He may sign, on behalf of the Corporation, any contracts or other instruments which the Board of Directors has authorized to be executed or which are to be executed in the ordinary course of business of the Corporation

          (b) President. The President shall be the chief executive officer of the Corporation and shall be responsible for the general and active management of the operations of the Corporation. The President shall be responsible for the. administration of the Corporation, including general supervision of the policies of the Corporation and the general and active management of the financial affairs of the Corporation. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall be one of the officers who may sign checks and drafts of the Corporation. The President shall prepare or have prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the shareholders and, within (20) days after the meeting, placed on file at the Corporation's principal office.

          (c) Vice President. The Corporation may have one or more Vice Presidents elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President or the Board of Directors.

          (d) Secretary. The Secretary shall record all of the proceedings of the meetings of the shareholders and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees, if any, when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform other such duties as may be prescribed by the Board of Directors, under whose supervision he or she shall be.


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     The Secretary shall keep or cause to be kept a register of the mailing addresses of each shareholder which shall be furnished to the Secretary by such shareholder, and the Secretary shall have general charge of the stock ledger books of the Corporation. The Secretary shall have the custody of the corporate seal of the Corporation and the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature. The Board of Directors may, however, give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

          (e) Treasurer. The Treasurer shall be the chief financial officer and have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requests, an account of all transactions and an account of the financial condition of the Corporation. The Treasurer shall be one of the officers who may sign checks and drafts of the Corporation.

          (f) Assistant Secretaries and Treasurers. Assistants to the Secretary or Treasurer may be appointed by the Chairman of the Board and the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the Chairman of the Board and the President or the Board of Directors.


                                    ARTICLE 6
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     6.1 Indemnification. Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer or trustee or other fiduciary of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his or her being or having been a director or officer of this Corporation or of such other enterprises or in any of the foregoing capacities or positions with


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


respect to any such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein.

     6.2 Determination of Standard of Conduct. In any instance where the laws of the State of Georgia permit indemnification to be provided to persons who are or have been an officer or director of the Corporation or who are or have been an officer, director, partner, joint venturer or trustee or other fiduciary of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the Corporation shall promptly cause such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii), or if a quorum of the Board of Directors cannot be obtained under (i), and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     6.3 Right to Participate in Defense. As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

     6.4 Insurance. The Corporation may purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the laws of the State of Georgia. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of Georgia.


                                    ARTICLE 7

                           DISTRIBUTIONS AND DIVIDENDS

     Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its sole discretion, may authorize or declare distributions or share dividends in accordance with the Code.


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


                                   ARTICLE 8

                                     SHARES

     8.1 Share Certificates. The interest of each shareholder in the Corporation may be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt in accordance with the Code. Share certificates shall be in registered form, and indicate the date of issue, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed (either manually or by facsimile) by the Chairman of the Board or the President and may be signed by the Secretary or an Assistant Secretary; provided, however, that if the signature of the officer or officers is in facsimile, the certificate must be countersigned (either manually or by facsimile) by a transfer agent or registered by a registrar. The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates.

     8.2 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

     8.3 Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney-in-fact lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation by the shareholder or attorney-in-fact or, in the case of a certificate alleged to have been lost, stolen or destroyed, the shareholder or attorney-in-fact shall have complied with the provisions of Section 8.4 of these Bylaws.

     8.4 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Board of Directors a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     8.5 Fixing of Record Date. For the purpose of determining shareholders (i) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, or


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


(ii) entitled to receive payment of any distribution or dividend, and in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and, in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action requiring such determination of shareholders is to be taken. A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     8.6 Record Date if None Fixed. If no record date is fixed as provided in
Section 8.5, then the record date for any determination of shareholders that may be proper or required by law shall be (i) the date on which notice is mailed, in the case of a shareholders' meeting; (ii) the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, in the case of a payment of a dividend or distribution; and (iii) the date on which any other action is taken, in the case of such other action requiring a determination of shareholders.


                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1 Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books and records of the Corporation shall be available for any shareholder to inspect or copy, except such as the Code requires to be made available upon compliance by the shareholder with applicable requirements, and shall have power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors or other contractual agreements of the Corporation, a shareholder of the Corporation holding less than two percent (2%) of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

     9.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

     9.3 Corporate Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine.

     9.4 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of


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


the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Code may require.

     9.5 Notice. Whenever these Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone or by telecopier, telegraph or similar electronic means. Notice shall be in writing unless oral notice is reasonable under the circumstances. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (a) if given to shareholders, at the time the same is deposited in the United States mail; and (b) in all other cases, at the earliest of (i) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence, (ii) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice if given to a shareholder or director by any means other than mail, such notice shall be deemed given when received.


                                   ARTICLE 10

                                   AMENDMENTS

     10.1 Amendment by the Shareholders. These Bylaws may be altered, amended or repealed by new Bylaws adopted by the affirmative action of eighty percent (80%) of the shareholders entitled to vote at any meeting called for such purpose unless otherwise provided in the Articles of Incorporation of the Corporation.

     10.2 Amendment by the Board of Directors. These Bylaws may be altered, amended or repealed at any time by new Bylaws adopted by action taken by the Board of Directors.


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